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                                                                    Exhibit 10.2


                                ESCROW AGREEMENT

        This Escrow Agreement (the "Escrow Agreement") is entered into as of January 4, 2002 (the "Effective Date") by and among ViaSat, Inc., a Delaware corporation (the "Buyer"), Dean L. Cook, David W. Corman, and Richard S. Torkington, in their respective capacities as the representatives of the Sellers (the "Seller Representatives") under that certain Unit Purchase Agreement dated as of December 14, 2001 by and among the Buyer and the Sellers (the "Purchase Agreement"), and Computershare Trust Company, Inc., a Colorado corporation, as escrow agent (the "Escrow Agent"). Capitalized terms used and not otherwise defined in this Escrow Agreement shall have the meanings assigned to them in the Purchase Agreement.

                                    RECITALS

        A. The Buyer and the Sellers have entered into the Purchase Agreement, pursuant to which the Buyer is purchasing from the Sellers all of the outstanding Class A Units in U.S. Monolithics, LLC, an Arizona limited liability company.

        B. As a condition precedent to the consummation of the transactions contemplated by the Purchase Agreement and as security for the satisfaction of the indemnification obligations of the Sellers pursuant to the Purchase Agreement, the Buyer has required that the Seller Representatives, on behalf of the Sellers, enter into this Escrow Agreement pursuant to which the Buyer, on behalf of each of the Sellers, is depositing with the Escrow Agent the cash (the "Escrow Cash") or number of shares of Buyer Common Stock (the "Escrow Shares") identified across from such Seller's name on Schedule I hereto (the Escrow Cash and the Escrow Shares collectively, the "Escrow Amount").

                                    AGREEMENT

        The parties to this Escrow Agreement, intending to be legally bound, agree as follows:

        Section 1. ESCROW.

        1.1 On the Effective Date, (a) the Buyer shall deliver to the Escrow Agent, on behalf of each Seller, such Seller's portion of the Escrow Amount in Escrow Cash or a certificate registered in the name of "Computershare Trust Company, Inc. as Escrow Agent for the ViaSat/U.S. Monolithics Escrow dated January 4, 2002" representing such Seller's Escrow Shares, as set forth in
Schedule I. The Escrow Amount, together with any cash, interest, securities or other property issued in respect thereof (including, without limitation, any capital stock issued pursuant to any stock dividend, stock split, reverse stock split, combination or reclassification of any kind) shall become part of, and is hereinafter referred to collectively as, the "Escrow Fund."

        The Escrow Agent shall maintain an escrow account for each Seller showing the number of Escrow Shares or the amount of Escrow Cash held by the Escrow Agent for that Seller (the "Escrow Account"). Escrow Account statements shall be mailed to the Seller Representatives

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following any distribution of the Escrow Fund in accordance with Section 2 of this Escrow Agreement.

        The Escrow Fund shall be held as a trust fund and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any party hereto. The Escrow Agent shall accept delivery of the Escrow Fund and hold and dispose of the Escrow Fund in escrow (the "Escrow"), subject to the terms and conditions of this Escrow Agreement. Subject to the requirements hereof, the Escrow shall be in existence immediately upon execution of this Escrow Agreement and shall terminate at 5:00 p.m. Pacific Time on the date the entire Escrow Fund has been completely disbursed in accordance with the terms of this Escrow Agreement (the "Termination Date").

        1.2 The Escrow Agent shall invest and reinvest the Escrow Cash or any other cash portion of the Escrow Fund (including, without limitation, any cash dividends on the Escrow Shares) at the direction of the Seller Representatives and the risk of the Sellers during the term of the Escrow. Upon written instructions signed by the Seller Representatives, the Escrow Agent shall invest and reinvest the Escrow Fund in one or more of the following investments (the "Obligations") from time to time:

        (a) Direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America;

        (b) Buyer Common Stock; or

        (c) A money market fund that invests solely in the securities set forth in Section 1.2(a) or repurchase agreements fully collateralized by the securities set forth in Section 1.2(a) (the "Money Market Fund").

        No Obligation shall have a maturity that exceeds ninety (90) calendar days from the date of purchase. Interest and other earnings on the Obligations shall be added to and included in the definition of the Escrow Fund and shall be added to the Escrow Account of the applicable Sellers. Any loss incurred from an investment shall be borne by the Escrow Fund. Investment and reinvestment of the Escrow Fund shall be made only in Obligations.

        If no instructions are received by the Escrow Agent from the Seller Representatives, the Escrow Agent shall be deemed to have received instructions to invest the Escrow Cash and any other cash portion of the Escrow Fund in the Money Market Fund.

        1.3 The interests of the Sellers and the Buyer in the Escrow and in the Escrow Fund shall not be assignable or transferable, other than (a) by operation of law, (b) by the laws of descent or (c) with the prior written consent of the Buyer (which consent shall not be unreasonably withheld), by a transfer of a Seller to a trust for estate planning purposes (or any other similar estate planning mechanism); provided, however, that no such assignment or transfer shall be recognized or given effect until the Escrow Agent shall have received written notice thereof.

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        Section 2. ADMINISTRATION AND DISTRIBUTION OF THE ESCROW FUND.

        2.1 If a Buyer Indemnified Party determines in good faith that there is or has been a breach of any representation, warranty or covenant of the Sellers under the Purchase Agreement, or any other event entitling such Buyer Indemnified Party to indemnity under the terms of the Purchase Agreement (a "Claim"), then the Buyer Indemnified Party shall deliver to both (a) the Seller Representatives and (b) the Escrow Agent, a written notice of such breach or other event (a "Claim Notice") setting forth (i) a brief description of the circumstances supporting the Buyer Indemnified Party's belief that such breach or other event exists or has occurred, (ii) to the extent possible, a non-binding, preliminary, good faith estimate of the aggregate dollar amount of all Adverse Consequences that have arisen and may arise as a result of such breach or other event (such aggregate amount being referred to as the "Claim Amount"), and (iii) a statement specifying whether the Claim Notice pertains to a Section 12(a)(i) Obligation (as defined in Section 2.3(f) hereof) or a Section 12(a)(ii) Obligation (as defined in Section 2.3(f) hereof). The Escrow Agent shall, immediately upon receipt of any Claim Notice and prior to the release of any portion of the Escrow Fund, confirm that the Seller Representatives have received a copy thereof.

        2.2 Within fifteen (15) calendar days after receipt of a Claim Notice by the Seller Representatives, the Seller Representatives shall deliver to the Escrow Agent a written notice (the "Response Notice") containing: (a) instructions to the effect that a portion of the Escrow Fund (the Currency Exchange Value (as defined in Section 3 below) of which equals the entire Claim Amount set forth in such Claim Notice) is to be released from the Escrow to the Buyer Indemnified Party; or (b) instructions to the effect that a portion of the Escrow Fund (the Currency Exchange Value of which equals a specified portion (but not the entire amount) of the Claim Amount set forth in the Claim Notice) is to be released from the Escrow to the Buyer Indemnified Party, together with a statement that the remaining portion of such Claim Amount is being disputed; or (c) a statement that the entire Claim Amount set forth in such Claim Notice is being disputed. If no Response Notice is received by the Escrow Agent from the Seller Representatives within fifteen (15) calendar days after receipt of a Claim Notice by the Seller Representatives, then the Escrow Agent shall promptly deliver to the Buyer Indemnified Party that portion of the Escrow Fund the Currency Exchange Value of which equals the entire Claim Amount.

        2.3 (a) If a Response Notice specifies that a portion of the Escrow Fund (the Currency Exchange Value of which equals the entire Claim Amount set forth in a Claim Notice) is to be released from the Escrow to the Buyer Indemnified Party, then the Escrow Agent shall, promptly following receipt of the Response Notice, transfer, deliver and assign to the Buyer Indemnified Party, from the Escrow, that portion of the Escrow Fund the Currency Exchange Value of which equals the entire Claim Amount.

        (b) If a Response Notice delivered by the Seller Representatives in response to a Claim Notice contains instructions to the effect that a portion of the Escrow Fund (the Currency Exchange Value of which equals a specified portion (but not the entire amount) of the Claim

Amount set forth in such Claim Notice) is to be released to the Buyer Indemnified Party (the "Undisputed Amount"), then the Escrow Agent shall, promptly following receipt of the Response Notice, transfer, deliver and assign to the Buyer Indemnified Party, from the Escrow, the Undisputed Amount.

        (c) If a Response Notice delivered by the Seller Representatives in response to a Claim Notice contains a statement that all or a portion of the Claim Amount set forth in such Claim Notice is being disputed (such Claim Amount or the disputed portion thereof being referred to as the "Disputed Amount"), then the Seller Representatives and the Buyer Indemnified Party shall, for a period of fifteen (15) calendar days, attempt in good faith to resolve the rights of the respective parties with respect to such Disputed Amount. If the Seller Representatives and the Buyer Indemnified Party should so resolve their rights with respect to the Disputed Amount, they shall enter into a settlement agreement specifying their rights to the Disputed Amount.

        (d) If within the fifteen (15) calendar day period, the Seller Representatives and the Buyer Indemnified Party do not resolve their rights with respect to the Disputed Amount, then the indemnification claim or claims described in the Claim Notice giving rise to the Disputed Amount shall be resolved by arbitration in accordance with Section 12(r) of the Purchase Agreement.

        (e) Notwithstanding anything herein to the contrary, the Escrow Agent shall hold in Escrow the portion of the Escrow Fund the Currency Exchange Value of which equals the Disputed Amount (the "Disputed Escrow Fund"), and shall continue to hold the Disputed Escrow Fund in Escrow until such time as (i) the notice setting forth the Seller Representatives' and the Buyer Indemnified Party's settlement agreement with respect to the Disputed Amount and a joint instruction letter executed by the Seller Representatives and the Buyer Indemnified Party regarding the release of the Disputed Escrow Fund in accordance with such settlement agreement shall have been delivered to the Escrow Agent or (ii) a copy of any final judgment resulting from resolution of the dispute by arbitration in accordance with Section 12(r) of the Purchase Agreement (the "Arbitration Award") shall have been delivered to the Escrow Agent. Upon receipt of a copy of the Arbitration Award, the Escrow Agent shall promptly transfer, deliver and assign to the Buyer Indemnified Party from the Escrow the portion of the Escrow Fund the Currency Exchange Value of which equals the amount specified in the Arbitration Award (or if the Currency Exchange Value of the Escrow Fund is less that the amount specified in the Arbitration Award, the entire Escrow Fund).

        (f) All distributions of the Escrow Fund that are released pursuant to
Section 2 of this Escrow Agreement shall include both the specified Escrow Amount and any cash, securities or other property issued in respect thereof; provided, however, that any such cash, securities or other property shall not be taken into account in determining the Currency Exchange Value of the distributions. Likewise, any portion of the Escrow Amount required to be held in the Escrow pursuant to Section 2 hereof (including, without limitation, in connection with any Unresolved Claims (as defined below)) shall be so held together with any cash, securities or other property issued in respect thereof. All distributions of the Escrow Fund that are released pursuant to

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Section 2 hereof with respect to a Section 12(a)(ii) Obligation shall be against the Sellers' Escrow Accounts on a pro rata basis, based upon the percentage set forth on Schedule I under the column entitled "Pro Rata Percentage." All distributions of the Escrow Fund that are released pursuant to Section 2 hereof with respect to a Section 12(a)(i) Obligation shall be solely against the Escrow Account of the Seller that has such Section 12(a)(i) Obligation. For purposes of this Agreement, a "Section 12(a)(i) Obligation" means a several obligation of a Seller identified in Section 12(a)(i) of the Purchase Agreement; and a "Section 12(a)(ii) Obligation" means a joint and several obligation of the Sellers identified in Section 12(a)(ii) of the Purchase Agreement.

        (g) The procedures set forth in this Section 2.3 shall apply to each Claim Notice that is delivered by a Buyer Indemnified Party to the Escrow Agent and the Seller Representatives. No Claim Notice may be delivered after the third anniversary of the Effective Date (the "Three Year Anniversary").

        2.4 The Escrow Agent shall distribute the Escrow Fund in accordance with the following provisions:

        (a) The Escrow Agent shall distribute the Escrow Fund in respect of a Claim Notice at such time and in such manner as is set forth in any written agreement or written instructions signed by a Buyer Indemnified Party and the Seller Representatives and delivered to the Escrow Agent, or any Arbitration Award delivered to the Escrow Agent, pursuant to Section 2.3 of this Escrow Agreement.

        (b) (i) The Escrow Fund shall be divided into three equal installments, with the first and second installments being referred to in this Section 2.4 as the "First Year Amount" and the "Second Year Amount," respectively. For purposes of this Section 2.4, in determining the aggregate Disputed Escrow Fund on the One Year Anniversary (as defined below), the Two Year Anniversary (as defined below) and the Three Year Anniversary, the Escrow Agent shall include in the aggregate Disputed Escrow Fund the Claim Amount of all Unresolved Claims outstanding regardless of whether the Seller Representatives have had the opportunity to provide a Response Notice to the applicable Claim Notice. Any distributions of the Escrow Fund to the Buyer Indemnified Parties pursuant to this Section 2 shall be applied in the following order: (A) first, against the First Year Amount; (B) then against the Second Year Amount; and (C) finally against the remaining installment of the Escrow Fund.

        (ii) If there are no unresolved Claims ("Unresolved Claims") outstanding on the first anniversary of the Effective Date (the "One Year Anniversary"), then, within five (5) business days after the One Year Anniversary, the Escrow Agent shall distribute to each of the Sellers any remaining portion of the First Year Amount then held in such Seller's Escrow Account.

        (iii) If there are Unresolved Claims outstanding on the One Year Anniversary, then, within five (5) business days after the One Year Anniversary, the Escrow Agent shall distribute to each of the Sellers (by delivery of a proper share certificate therefor or cash, as applicable) (A) any remaining portion of the First Year Amount then held in such Seller's

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Escrow Account, less (B) any portion of the aggregate Disputed Escrow Fund for which such Seller is responsible. Within five (5) business days after the last Unresolved Claim that was outstanding on the One Year Anniversary is resolved and all corresponding distributions to the Buyer Indemnified Parties have been made by the Escrow Agent, the Escrow Agent shall distribute to each of the Sellers (by delivery of a proper share certificate therefor or cash, as applicable) any remaining portion of the First Year Amount then held in such Seller's Escrow Account. Notwithstanding the foregoing, if the only Unresolved Claims outstanding on the One Year Anniversary involve the Section 12(a)(i) Obligation of one or more of the Sellers, but not of the others, then, within five (5) business days of the One Year Anniversary, the Escrow Agent shall distribute to each of the Sellers who do not have such 12(a)(i) Obligation (by delivery of a proper share certificate therefor or cash, as applicable) any remaining portion of the First Year Amount then held in such Seller's Escrow Account.

        (c) (i) If there are no Unresolved Claims outstanding on the second anniversary of the Effective Date (the "Two Year Anniversary"), then, within five (5) business days after the Two Year Anniversary, the Escrow Agent shall distribute to each of the Sellers (by delivery of a proper share certificate therefor or cash, as applicable) any remaining portion of the Second Year Amount then held in such Seller's Escrow Account.

                (ii) If there are Unresolved Claims outstanding on the Two Year Anniversary, then, within five (5) business days of the Two Year Anniversary, the Escrow Agent shall distribute to each of the Sellers (by delivery of a proper share certificate therefor or cash, as applicable) (A) any remaining portion of the Second Year Amount then held in such Seller's Escrow Account, less (B) any portion of the aggregate Disputed Escrow Fund for which such Seller is responsible (to the extent not already withheld in accordance with Section 2.4(b)(iii) hereof). Within five (5) business days after the last Unresolved Claim that was outstanding on the Two Year Anniversary is resolved and any corresponding distributions to the Buyer Indemnified Parties have been made by the Escrow Agent, the Escrow Agent shall distribute to each of the Sellers (by delivery of a proper share certificate therefor or cash, as applicable) any remaining portion of the Second Year Amount then held in such Seller's Escrow Account. Notwithstanding the foregoing, if the only Unresolved Claims outstanding on the Two Year Anniversary involve the Section 12(a)(i) Obligation of one or more of the Sellers, but not of the others, then, within five (5) business days of the Two Year Anniversary, the Escrow Agent shall distribute to each of the Sellers who do not have such 12(a)(i) Obligation (by delivery of a proper share certificate therefor or cash, as applicable) any remaining portion of the Second Year Amount then held in such Seller's Escrow Account.

        (d) (i) If there are no Unresolved Claims outstanding on the Three Year Anniversary, then, within five (5) business days after the Three Year Anniversary, the Escrow Agent shall distribute to each of the Sellers (by delivery of a proper share certificate therefor or cash, as applicable) any remaining portion of the Escrow Fund then held in such Seller's Escrow Account.

                (ii) If there are Unresolved Claims outstanding on the Three Year Anniversary, then the aggregate Disputed Escrow Fund shall remain in escrow, and subject to the foregoing, within five (5) business days after the Three Year Anniversary, the Escrow Agent shall distribute to each of the Sellers (by delivery of a proper share certificate therefor or cash, as applicable) any remaining portion of the Escrow Fund then held in such Seller's Escrow Account. Within five (5) business days after the last Unresolved Claim is resolved and any corresponding distributions of the Escrow Fund to the Buyer Indemnified Parties are made by the Escrow Agent, the Escrow Agent shall distribute to each of the Sellers (by delivery of a proper share certificate therefor or cash, as applicable) any remaining portion of the Escrow Fund then held in such Seller's Escrow Account. Notwithstanding the foregoing, if the only Unresolved Claims outstanding on the Three Year Anniversary involve the Section 12(a)(i) Obligation of one or more of the Sellers, but not of the others, then, within five (5) business days of the Three Year Anniversary, the Escrow Agent shall distribute to each of the Sellers who do not have such Section 12(a)(i) Obligation (by delivery of a proper share certificate therefor or cash, as applicable) any remaining portion of the Escrow Fund then held in such Seller's Escrow Account.

        (e) Within five business days of the consummation of a Change of Control (as defined below), the Buyer and the Seller Representatives shall deliver a notice to the Escrow Agent (a "Change of Control Notice") certifying as to the Change of Control and the date on which the Change of Control occurred. Upon receipt of the Change of Control Notice, the Escrow Agent shall promptly distribute the Escrow Fund as if it were the Three Year Anniversary and in accordance with Section 2.4(d) hereof.

        For purposes of this Section 2.4(e), a "Change of Control" means a transaction that results in the occurrence of any of the following events:

                (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act")) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total outstanding voting securities of the Buyer and, as a result of such transaction, Mark Dankberg no longer serves as an executive officer of the Buyer;

                (ii) any person consolidates with or merges with or into the Buyer or a subsidiary of the Buyer and such consolidation or merger results in the holders of the outstanding voting securities of the Buyer immediately prior to such transaction holding less than a majority of the voting securities of the Buyer or the surviving entity immediately thereafter and, as a result of such transaction, Mark Dankberg no longer serves as an executive officer of such entity; or

                (iii) The Buyer and its Affiliates have failed for a period of ninety (90) days to continue the operations of the Target in substantially the same manner as such operations were being conducted on the Effective Date.

        (f) The Escrow Agent shall distribute the Escrow in any other manner as is set forth in any written agreement or written instructions signed by the Buyer and the Seller Representatives.

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        (g) No fractional shares of Buyer Common Stock shall be issued. In determining the number of shares of Buyer Common Stock to be released in connection with any distribution from a Seller's Escrow Account, the Escrow Agent shall round down to the nearest whole share of Buyer Common Stock.

        Section 3. VALUATION. For purposes of this Escrow Agreement, the "Currency Exchange Value" with respect to any portion of the Escrow Fund means the cash value of the applicable portion of the Escrow Cash (or any other cash) and the value of the applicable portion of the Escrow Shares. For these purposes, the value of each Escrow Share shall be $17.00, subject to adjustment for any stock dividend, stock split, reverse stock split, combination or reclassification of any kind occurring after the date hereof in respect of the Buyer Common Stock.

        Section 4. SELLER RIGHTS.

        4.1 Except as expressly provided otherwise herein, each Seller shall at all times retain and have the full and absolute right to exercise all rights and indicia of ownership with respect to the Escrow Shares owned by such Seller, if any, including, without limitation, voting and consensual rights; provided, however, that, except as provided otherwise in Section 1.3 hereof, the Sellers shall have no right to transfer, pledge or encumber or otherwise dispose in any manner whatsoever any Escrow Shares that are held in the Escrow. In accordance with Section 1.1, all dividends or distributions or proceeds in stock or other property issued in respect of the Escrow Shares shall be deposited into the Escrow and become part of the Escrow Fund. If any such shares of Buyer Common Stock are transferred to a Buyer Indemnified Party pursuant to Section 2 above, all rights and indicia of ownership with respect to such shares shall thereupon reside with such Buyer Indemnified Party or any subsequent holder thereof.

        4.2 Except as expressly provided otherwise herein, the Escrow Agent shall be under no duty to preserve, protect or exercise rights in the Buyer Common Stock, and shall be responsible only for reasonable measures to maintain the physical safekeeping thereof, and otherwise to perform such duties on its part as are expressly set forth in this Escrow Agreement, except that it will, at the written request of the Seller Representatives given to the Escrow Agent at least five (5) business days prior to the date on which the Escrow Agent is requested therein to take any action, deliver to the Seller Representatives a proxy or other instrument in the form supplied to it by the Seller Representatives for voting or otherwise exercising any right of consent with respect to any of the Buyer Common Stock held by it hereunder. The Escrow Agent will not be responsible for authenticating the right of the Seller Representatives to exercise voting or consent-giving authority in respect of shares of Buyer Common Stock held by the Escrow Agent hereunder. The Escrow Agent shall, upon receiving instructions from the Seller Representatives, be responsible for forwarding to or notifying any party or taking any other reasonable action with respect to any notice, solicitation or other document or information, written or oral, received from an issuer or other person with respect to the Buyer Common Stock held by the Escrow Agent hereunder, including, without limitation, any proxy or tender offer material. In addition, the Buyer shall furnish directly to the Seller Representatives all notices, reports and other documents that it furnishes to its stockholders, at the same time that it furnishes such notices, reports and documents to such stockholders.

        Section 5. FEES AND EXPENSES.

        5.1 On the Effective Date, upon deposit of the Escrow Amount, the initial fee set forth in Exhibit A hereto shall be payable to the Escrow Agent, all of which shall be paid by the Buyer. The Escrow Agent shall also be entitled to its other customary fees and expenses, as set forth in Exhibit A, for services to be rendered by the Escrow Agent, all of which shall be paid by the Buyer.

        5.2 The Escrow Agent shall be entitled to reimbursement for extraordinary expenses (including reasonable attorneys' fees and expenses) incurred in performance of its duties hereunder. Each of (a) the Buyer and (b) the Sellers shall be liable for one-half (1/2) of all such amounts and the Buyer shall be entitled to reimbursement from the Escrow Fund of the Sellers' share of any such fees and expenses, if such share is paid by the Buyer. The Escrow Agent shall send all bills under this Section 5.2 to both the Buyer and the Seller Representatives.

        Section 6. DUTIES OF ESCROW AGENT; LIMITATION OF ESCROW AGENT'S
LIABILITY.

        6.1 The sole duty of the Escrow Agent, other than as herein specified, shall be to receive and hold the Escrow Fund, subject to distribution in accordance with this Escrow Agreement. The Escrow Agent shall not be liable for losses due to acts of God, war, loss of electrical power or the failure of communication devices.

        6.2 The Escrow Agent shall incur no liability whatsoever with respect to any action taken or suffered by it in reliance upon any notice, direction, instruction, consent, statement or other document that is executed by an authorized officer of the Buyer or by the Seller Representatives, or both, as the case may be, and believed in good faith by the Escrow Agent to be genuine and duly authorized, nor for other action or inaction except for its own gross negligence or willful misconduct. The Escrow Agent shall not be responsible for the validity or sufficiency of this Escrow Agreement. In all questions arising under this Escrow Agreement, the Escrow Agent may rely on the advice of counsel, and for anything done, omitted or suffered in good faith by the Escrow Agent based on such advice, the Escrow Agent shall not be liable to anyone. The Escrow Agent shall not be required to take any action hereunder involving any expense unless the payment of such expense is made or provided for in a manner reasonably satisfactory to it.

        6.3 The Buyer and the Sellers, jointly and severally, shall indemnify the Escrow Agent for, and hold it harmless against, any loss, liability or expense incurred without gross negligence or willful misconduct on the part of the Escrow Agent, arising out of or in connection with its carrying out its duties hereunder. As among themselves, each of (a) the Buyer and (b) the Sellers shall be liable for one-half (1/2) of such amounts and the Buyer shall be entitled to reimbursement from the Escrow Fund of the Sellers' share of any such loss, liability or expense, if such share is paid by the Buyer. The foregoing indemnities shall survive the resignation or replacement of the Escrow Agent or the termination of this Agreement.

        Section 7. GENERAL.

        7.1 Nothing in this Escrow Agreement is intended to limit any of the Buyer's rights, or any obligation of the Buyer or any Seller, under the Purchase Agreement or under any other agreement contemplated thereby.

        7.2 All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given three business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

               If to the Seller Representatives:

               Dean L. Cook
               1848 East 10th Street
               Mesa, AZ  85203
               Fax No.: 480-539-2547

               David W. Corman
               882 South Coral Key Avenue
               Gilbert, AZ  85233
               Fax No.: 480-539-2547

               Richard S. Torkington
               5447 East Capri Avenue
               Mesa, AZ  85206
               Fax No.: 480-539-2547

               Copy to:

               Snell & Wilmer
               One Arizona Center
               Phoenix, AZ 85004-2202
               Fax No.: (602) 382-6070
               Attn:  Terry Roman, Esq.

               If to the Buyer:

               ViaSat, Inc.
               6155 El Camino Real
               Carlsbad, CA 92009-1699
               Fax No.: (760) 929-3926
               Attn:  Keven K. Lippert, Esq.

               Copy to:

               Latham & Watkins
               12636 High Bluff Drive, Suite 300
               San Diego, CA 92130-2071
               Fax No.: (858) 523-5450
               Attn:  Craig M. Garner, Esq.

               If to the Escrow Agent:

               Computershare Trust Co., Inc.
               12039 W. Alameda Parkway, Suite Z-2
               Lakewood, CO 80228
               Fax No.: (303) 986-2444
               Attn: Corporate Trust

        Any party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, fax, telex or ordinary mail). Each such notice, request, demand, claim, or other communication shall be deemed to have been duly given (i) if by fax, when such fax has been transmitted to the fax number set forth in this Section
7.2 and evidence of receipt is received or (ii) if given by any other means, upon delivery or refusal of delivery at the address set forth in this Section
7.2. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

        A copy of any notice or communication from or to the Escrow Agent, the Seller Representatives or the Buyer shall be contemporaneously given to all other parties.

        7.3 This Escrow Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

        7.4 The headings contained in this Escrow Agreement are for convenience of reference only, shall not be deemed to be a part of this Escrow Agreement and shall not be referred to in connection with the construction or interpretation of this Escrow Agreement.

        7.5 This Agreement shall be governed by and construed in accordance with the domestic laws of the State of California without giving effect to any choice or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California.

        7.6 (a) This Escrow Agreement shall be binding upon: the Seller Representatives, the Sellers and their respective estates, successors and assigns (if any); and the Buyer and its successors and assigns (if any). This Escrow Agreement shall inure to the benefit of the Seller

Representatives; the Sellers; the Buyer; the Buyer Indemnified Parties; and the respective successors and assigns (if any) of the foregoing.

        (b) The Buyer may freely assign any or all of its rights under this Escrow Agreement, in whole or in part, to any other person to whom the benefit of the Sellers' indemnification and other obligations have been assigned without obtaining the consent or approval of any other party hereto or of any other person, provided that any such assignee shall agree in writing to be bound by the terms hereof. The Escrow Agent may not delegate its obligations under this Escrow Agreement to any other person without the prior written consent of the Buyer and the Seller Representatives.

        7.7 Any term or provision of this Escrow Agreement may be amended, and the observance of any term of this Escrow Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound thereby. Notwithstanding any rights that may be created in any third party under the terms of this Escrow Agreement, no such amendment or waiver will require the consent of such third party to be effective. The waiver by a party of any breach hereof or default in the performance hereof will not be deemed to constitute a waiver of any other default or any succeeding breach or default. No failure on the part of any party to exercise any power, right, privilege or remedy under this Escrow Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Escrow Agreement shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

        7.8 In the event that any provision of this Escrow Agreement, or the application of any such provision to any person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Escrow Agreement, and the application of such provision to persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

        7.9 This Escrow Agreement and the Purchase Agreement set forth the entire understanding of the parties relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof.

        7.10 Each party shall cooperate fully with the other parties and execute such further instruments, documents and agreements and give such further written assurances as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Escrow Agreement.

        7.11 Subject to Section 7.6 of this Escrow Agreement, no provisions of this Escrow Agreement are intended, nor will be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, stockholder, partner or any party hereto or any other person or entity unless specifically provided otherwise herein, and, except as so provided, all provisions hereof will be personal solely between the parties to this Escrow Agreement.

        7.12 The Escrow Agent may resign at any time by giving thirty (30) days' advance written notice thereof to the other parties hereto, but such resignation shall not become effective until a successor escrow agent shall have been appointed and shall have accepted such appointment in writing. Within such thirty (30)-day period, the Buyer shall appoint a successor escrow agent in accordance with this Section 7.12 subject to the consent of the Seller Representatives, which consent shall not be unreasonably withheld or delayed. If an instrument of acceptance by a successor escrow agent shall not have been delivered to the Escrow Agent within such thirty (30)-day period, the resigning Escrow Agent may at the expense of the Buyer and the Sellers, jointly and severally, petition any court of competent jurisdiction for the appointment of a successor escrow agent. In addition, the Buyer may substitute a successor escrow agent for the Escrow Agent subject to the consent of the Seller Representatives, which consent shall not be unreasonably withheld or delayed.

        7.13 This Agreement shall terminate on the Termination Date.

        IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be duly executed and delivered as of the date first above written.

                                           VIASAT, INC.

                                           By: /s/ GREGORY D. MONAHAN
                                               ---------------------------------
                                           Name: Gregory D. Monahan
                                           Title: Vice President-Administration,
                                                  General Counsel, Secretary

                                           SELLER REPRESENTATIVE

                                           By:    /s/ DEAN L. COOK
                                               ---------------------------------
                                           Name:  Dean L. Cook

                                           SELLER REPRESENTATIVE

                                           By:    /s/ DAVID W. CORMAN
                                               ---------------------------------
                                           Name:  David W. Corman

                                           SELLER REPRESENTATIVE

                                           By:    /s/ RICHARD S. TORKINGTON
                                               ---------------------------------
                                           Name:  Richard S. Torkington

                                           COMPUTERSHARE TRUST COMPANY, INC.

                                           By:    /s/ JOHN M. WAHL
                                               ---------------------------------
                                           Name:  John M. Wahl
                                           Title:  Trust Officer

                                           By:    /s/ KELLIE GWINN
                                               ---------------------------------
                                           Name:  Kellie Gwin
                                           Title:  Vice President